SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2003

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio     44706-2798

(Address of Principal Executive Offices)                     (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Exhibits.

99.1	2002 Quarterly Segment Financial Information

Item 9.    Regulation FD Disclosure

The information contained in this Current Report, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure” pursuant to interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. As such, the information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Timken Company (“Timken”) has reorganized its Automotive and Industrial Groups. The company’s automotive aftermarket business is part of the Industrial Group, which is now managing the combined distribution operations. The company’s sales to emerging markets – principally in central and eastern Europe and Asia – previously were reported as part of the Industrial Group. Now, emerging market sales to automotive original equipment manufacturers are included in the Automotive Group. No changes have been made in reporting the Steel Group.

Reported segments for Timken now include:

1.	Automotive Group – Global sales of bearings and solutions other than steel to automotive original equipment manufacturers.

2.	Industrial Group – Global sales of bearings and solutions other than steel to a diverse end market of manufacturers. These include Industrial Equipment, Off-Highway, Rail and Aerospace & Defense. This segment also includes all results for Distribution customers.

3.	Steel Group – Global sales of steel products, including tubes, bars, specialty and precision component products.

The attached includes 2002 results previously reported for Timken’s Automotive Bearings and Industrial Bearings segments, and under Timken’s new alignment. These results do not include financial results for Torrington, which was acquired in February of 2003. Earnings are shown both as reported and as adjusted to exclude impairment, restructuring and reorganization expenses and receipt of Continued Dumping & Subsidy Offset Act (CDSOA) payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/S/ WILLIAM R. BURKHART

William R. Burkhart Senior Vice President and General Counsel

Date: April 30, 2003

EXHIBIT INDEX

Exhibit Number	Description of Documents

99.1	2002 Quarterly Segment Financial Information